                                                                   Exhibit 10.18



                             No. _________________


        FRANCHISE AGREEMENT made this _______ day of ________, 19___,  effective

________________ 19___, between  ROTO-ROOTER CORPORATION ("Company") of West

Des Moines, Iowa, and ___________________________________________ ("Franchisee")

of___________________________________________________________________________.
                          (address)

         WITNESSETH:

         WHEREAS, Company has developed methods and techniques known as the Roto-Rooter System for performing sewer, drain and pipe cleaning services and for selling such services to the public (the "Roto-Rooter System"); and

         WHEREAS, Company presently owns and has registered as a trademark and service mark the Roto-Rooter emblem and the following marks: "Roto-Rooter", "Razor Kleens", "There's Only One" and "And Away Go Troubles Down the Drain" (the "Marks"); and

         WHEREAS, Franchisee has represented to Company that Franchisee wishes to use the Roto-Rooter System and the Marks in selling to the public and in performing sewer, drain and pipe cleaning services only within the territory described herein and that Franchisee will perform and sell sewer, drain and pipe cleaning services within that territory to the satisfaction of Company and in accordance with the standards of performance and other terms and conditions set forth in this Agreement.

         NOW THEREFORE, THE PARTIES HERETO AGREE AS FOLLOWS:


1.  LICENSE AND FRANCHISE

    On the terms and subject to the conditions of this Agreement, Company hereby grants to Franchisee, and Franchisee hereby accepts, a license and franchise to use the Marks in connection with the advertising, performance and sale of sewer, drain and pipe cleaning services ("Services") in accordance with the methods and techniques disclosed by Company to Franchisee (collectively, the "System") solely within the geographic market area described in Paragraph 2 of this Agreement (the "Territory"). The Company further grants to Franchisee, and Franchisee hereby accepts, a license and franchise to utilize confidential, proprietary materials ("Confidential Materials") in connection with the advertising and sale of sewer,drain and pipe cleaning services under the Marks. These Confidential Materials shall include video tapes, manuals, reports and any other information supplied by Company to Franchisee, and identified as Confidential Materials, which relate to the System and are intended to assist Franchisee in the promotion and operation of its sewer, drain and pipe cleaning business. Franchisee may also, but shall not be required to, use the Marks in connection with septic tank cleaning services, plumbing repair services, pipe inspection services, and such other services, if any, which the Company shall hereafter expressly authorize in writing. To the extent such services are offered by Franchisee under authority of Company, all such services shall be


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included with the definition  of Services as set forth above and referred to throughout this Agreement. During the term of this Agreement, Company agrees that neither it nor its affiliate will grant an additional license or franchise for the purpose of conducting sewer, drain and pipe cleaning services using the Marks within the Territory, or perform Services identified by the Marks in the Territory. The license and franchise granted herein applies only to the use of the Marks in the solicitation and sale of the Services using the System within the Territory and does not apply to any other service marks or any trademark of Company or its affiliates or the use of any Marks in connection with the sale of any other product or service. Company reserves all rights not expressly licensed to Franchisee herein with respect to the Marks, the Services or any products or any other trademarks or services, anywhere in the world, including but not limited to the rights of Company and its affiliates to (i) provide or license Services or any other services under different trademarks and trade names; (ii) use the Marks to provide or license other services; and
(iii) develop, manufacture, license, distribute, market or sell products in any channel of distribution under the Marks or different trademarks and trade names, whether or not the products are the same or similar to products sold by Franchisee.


2.  FRANCHISE TERRITORY

         The license and franchise described in Paragraph 1 of this Agreement is granted to Franchisee on the condition that Franchisee will assume responsibility for selling to the public and performing the Services using the System identified by the Marks and only in the following described Territory:





(the "Territory") and on the condition that Franchisee will sell and perform such Services in accordance with the terms and conditions set forth in this Agreement.

         As express conditions for the grant of this franchise, during the term of this Agreement Franchisee shall:

    (a) Actively and continuously advertise and promote within the Territory the System and the Marks. Company reserves the right to direct Franchisee to modify or discontinue advertisements that Company believes to present a risk of misleading prospective customers as to the authorized service area or authorized Services of Franchisee, and Franchisee shall promptly comply with any such directive.

    (b) Actively and continuously sell and solicit sales only within the Territory of Services using the System in conjunction with and identified by the Marks.


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    Franchisee shall not render Services in conjunction with or identified by the Marks at any location outside the Territory; provided that Franchisee may perform Services in the Territory of another franchisee only as a subcontractor to the other franchisee for a particular job which is billed by the other franchisee.

    (c) Render Services which are to be performed pursuant to the System.

    (d) Maintain office and service facilities for use by Franchisee in connection with the sale of Services. Franchisee shall notify Company of the address, telephone and facsimile transmission number of each such location established under this Agreement.

    (e) Comply at all times with the service standards set forth in paragraph 6 of this Agreement.


3.  TERM

         This Agreement shall become effective on ______________, 19___, and shall expire on ______________, 19___, unless terminated earlier under the provisions of paragraphs 12 or 13 of this Agreement.


4.  FRANCHISE AND LICENSE FEES

         (a) For the franchise granted by this Agreement and the right to use the System and the Marks, Company acknowledges receipt from Franchisee of an initial fee of $__________________.

         (b) Franchisee shall pay to Company at its offices in West Des Moines, Iowa, in advance on the first day of each month a monthly franchise fee (the "Monthly Franchise Fee"). Timely payment of the Monthly Franchise Fee is a material condition to this Agreement. During the first 12 months of the term of this Agreement the Monthly Franchise Fee shall be $____________ (the "Base Monthly Franchise Fee"). Thereafter, the Monthly Franchise Fee shall be an amount equal to the Base Monthly Franchise Fee adjusted in accordance with the following formula.

         Effective on each anniversary of this Agreement, Company will adjust the Monthly Franchise Fee paid by Franchisee in proportion to the increase or decrease in the U.S. Consumer Price Index For All Urban Consumers (U.S. All City average; 1982-84 = 100) (the "Index") during the preceding calendar year.

         Company shall make each adjustment computation by multiplying the Base Monthly Franchise Fee by a fraction, the numerator of which is the Index for December of the most recently completed calendar year and the denominator of which is the Index for the month of December of the calendar year next preceding the year in which this Agreement became effective. Each adjustment shall be rounded up or down to the nearest figure evenly divisible by $5.00.

         If an Index figure is not available before an applicable adjustment date, Company will use an estimate of the Index until the official Index figure becomes available.


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
If the Index is discontinued or modified, the most nearly equivalent Index published by the U.S. government will be used to compute the Monthly Franchise Fee.

5.  ASSISTANCE TO FRANCHISEES

       During the term of this Agreement:

       (a) Company shall provide to Franchisee those management, engineering and research services, and advice concerning the System, the use and display of the Marks, and Franchisee's operation of the business operated hereunder which Company makes available to its franchisees generally from time to time and provide advice and instructions to Franchisee with respect to proper use of the System and the Marks.

       (b) Company shall spend each year a total amount of not less than 15% of the total monthly franchise fees it receives from all franchisees during the preceding year for market research, for advertising and promotion of the Marks and the Services on a national scale, and for the development and production of advertising and promotional material to be available to all franchisees in promoting sales of Services under the Marks.


6.  SERVICE STANDARDS

       Franchisee acknowledges that nationwide uniform standards of service are vital to the protection of the System and the Marks and necessary to assure that the public receives the kind and quality of service it associates with the System and the Marks. Franchisee therefore agrees that it will fully comply with each of the following requirements in all of its operations as a Franchisee under this Agreement:

       (a) Provide prompt and courteous service at all times during normal working hours and, additionally, provide an emergency service that will adequately meet the public need for such service within the Territory. Company may establish and Franchisee shall honor performance standards for operation of the franchised business, and rendering the Services to customers. Company will consult its franchisees before promulgating performance standards.

       (b) Maintain reasonable standards of cleanliness. Keep all machines in good working order and clean. Keep all service personnel in uniform and easily identifiable as bona fide Roto-Rooter service personnel in accordance with the then existing Mark identification policies of the Company. All service vehicles shall be painted white or such other color as specified by Company and all such vehicles must be kept neat and clean and identified as Roto-Rooter service vehicles in accordance with the then-existing Mark identification policies of Company.

       (c) On every job, take all necessary precautions to protect furnishings, interior and exterior walls, lawns, gardens, etc., and clean working area thoroughly upon completion of the job.

       (d) Whenever possible, offer and honor a guarantee for the Services performed.


                                      -4-

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    (e) Conduct business in a manner which will reflect favorably at all times on Company, its franchisees and its Marks and engage in no act or practice with the intent or effect of disparaging or impairing the goodwill of any of the Marks.

    (f) Refrain from any misleading or unethical practice in performing, soliciting or advertising Services rendered under this Agreement.

    (g) Provide, upon request of Company in order to allow Company to monitor the quality of services provided and the maintenance of service standards, a listing of the names, addresses and telephone numbers of customers served during a recent time period (not to exceed 30 days) specified by the Company.

    (h) Permit Company to enter Franchisee's premises and vehicles to inspect them to assure compliance with the terms of this Agreement. Franchisee shall cooperate and assist in any such inspection, and shall meet with Company's representatives at Franchisee's principal place of business in the Territory to review the results of inspections or other matters Company wishes to discuss with Franchisee.

    (i) Provide sales and advertising expenditure data as may be reasonably requested including an annual report of sales of the franchised business.

        Each year Franchisee shall submit to the Company by February 15 a report of the sales of the franchised business for the preceding calendar year. The first such report shall be submitted for the calendar year in which the effective date of this Agreement falls. The report shall state total sales for the franchised business and separate category sales for sewer and drain cleaning, plumbing, and a category that includes all other sales.

        The report shall be verified by the Franchisee and signed by the Franchisee or its authorized officer and shall be on a form prescribed by the Company. Franchisee shall maintain its sales records in a manner that permits the separate reporting categories to be reported and verified.


7.  ADVERTISING BY FRANCHISEES

        Franchisee acknowledges that regular and continuous local advertising of the System and the Marks is vital to the success of a Roto-Rooter franchise.

    (a) Franchisee shall place advertisements or listings in the principal telephone directories (including the Yellow Pages portion thereof) covering and distributed in the Territory. In those instances where such telephone directories are usually and customarily distributed both within and without the Territory, all of Franchisee's advertisements therein shall specify Franchisee's Territory in not less than eight point type size. Franchisee shall not place advertisements or listings in telephone directories which are usually and customarily distributed only outside the Territory.

    (b) An "Agreement Year" is the 12 month period commencing on the effective date of this Agreement and each successive 12 month period thereafter commencing on the anniversary of the Agreement.


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    (c) During each Agreement Year, Franchisee shall expend for advertising conducted during such Agreement Year not less than the following minimum amounts on media broadcasting or display costs for advertising the System and the Marks on television, radio or outdoor billboards. Franchisee may expend up to two thousand dollars ($2,000) of its minimum advertising expenditure requirement each Agreement Year on advertising the System and the Marks via direct mail, in newspapers or shoppers of general distribution, on benches, in transit advertising and on stadium, ballpark and race track signs. The formula used to compute the minimum amounts is two and one-half cents (2.5 cents) per person for Agreement Years which begin in 1995; two and six-tenths cents (2.6 cents) per person for Agreement Years which begin in 1996; two and seven-tenths cents (2.7 cents) per person for Agreement Years which begin in 1997; two and seven-tenths cents (2.7 cents) per person for Agreement Years which begin in 1998; and two and eight-tenths cents (2.8 cents) per person for Agreement Years which begin in 1999. Neither production or other costs, nor expenditures for other forms of advertising may be applied to satisfy these requirements:




                       Agreement Years Which                 Minimum Expenditure
                       Begin in the Calendar                     Per Agreement
                       Year Set Forth Below                         Year
                       ---------------------                -------------------
                          1995                                     $_______

                          1996                                     $_______

                          1997                                     $_______

                          1998                                     $_______

                          1999                                     $_______

    (d) Franchisees with more than one Roto-Rooter sewer and drain cleaning franchise may at their option combine the minimum advertising requirements for their territories and allocate the expenditures among their territories without regard to the minimum for any single territory. If Franchisee chooses to combine the minimums, the total amount so expended must equal or exceed the sum of the minimums for the combined territories.

    If Franchisee desires to combine a territory for which no minimum has been established, Company will establish a minimum for such territory using the same method used under this Agreement to establish the minimum for the Territory.

    (e) If Franchisee does not expend the required minimum amounts in the manner and amounts set forth in Paragraph 7(c) of this Agreement, Franchisee shall within 14 days after the end of the applicable Agreement Year without demand therefor remit to Company an amount equal to the difference between the amount required to be expended and the amount actually expended. The total amount so remitted shall be expended by Company in the manner and for the advertising, research, promotional, development or production purposes described in Paragraph 5(b) of this Agreement.


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
    (f) Franchisee shall submit at the times and in the manner prescribed by Company, documentation satisfactory to Company that Franchisee has engaged in the advertising and made the advertising expenditures required by this Paragraph 7.

    (g) Company reserves the right to approve in advance all advertising (including programs, media, materials and content) of the System and Marks and to establish rules, standards and procedures regarding the content, form and manner of advertising the System and Marks. Nothing in this Agreement entitles Company to interfere with Franchisee's independent pricing discretion.


8.  USE OF TRADEMARKS AND SERVICE MARKS

         Franchisee shall use the Marks only in the manner or manners and places prescribed or authorized by Company and only in connection with the sale and performance of Services expressly authorized by Company in writing. Franchisee shall promote and identify the Services in the Territory and only in the Territory and shall not use the Marks in connection with the sale or lease of unauthorized products or services.


         Upon receipt of notice from Company that the Marks are being used in an unauthorized manner, Franchisee shall immediately cease such unauthorized use. Franchisee shall not alter or add to the form or content of said Marks in any manner nor use the mark "Roto-Rooter" or any colorable imitation thereof in any corporate or trade name. Upon receipt of prior written consent of Company and fulfillment by Franchisee of other conditions as specified by Company, Franchisee may include "Roto-Rooter" as part of a fictitious name filing required by state law. Franchisee shall not file for or acquire any registration (state or federal) for the Marks or any trademark or service mark (or variation thereof) confusingly similar to the Marks. Company reserves the right to alter or replace the principal identifying characteristics of the franchised business, including the trade dress and principal trademark and service mark identification of the Services and of the business franchised hereunder, but will not withdraw the license to use the "Roto-Rooter" trademark pursuant to this provision. Company will consult its franchisees before implementing substantial changes in the trade dress of the System. Franchisee shall implement such changes upon notice from Company. Franchisee shall prominently identify itself in its offices and on its forms and advertisements as an independent business operated under license from Company in such form and content as Company may direct.

         Franchisee shall advise Company, from time to time, of all uses by others of names, symbols and devices comprising, consisting of, or similar to the name "Roto-Rooter" or any of the Marks, including any variations or colorable imitations thereof. Company shall solely determine whether such uses are unauthorized uses and whether action should be commenced to curtail such uses. All lawsuits and actions for trademark infringement or dilution and/or unfair competition shall be brought only by Company; however, if requested by Company, Franchisee shall consent to be joined as a party in any lawsuit or action and lend his full cooperation and assistance in the preparation and prosecution of such lawsuit or action. Company shall reimburse Franchisee for all reasonable out-of-pocket expenses incurred by Franchisee at the request of the Company in regard to the foregoing. Franchisee shall not institute any legal action alleging infringement of Company's Marks. Franchisee is specifically prohibited from charging other entities with infringement and from initiating suit for infringement or dilution of Company's Marks.


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
9.  ROTO-ROOTER MACHINES

         Company agrees to make available to Franchisee for purchase during the term of this Agreement the current Roto-Rooter brand equipment and parts line (the "Machines") as needed by Franchisee, at prices and upon terms of sale then prevailing, for cash or upon such terms of credit, as Company shall determine. Franchisee agrees that the Machines and the Marks associated with the System will be used only in conjunction with the Services performed under the terms of this Agreement.


10.  FINANCIAL STANDARDS

         Franchisee agrees, during and after the term of this Agreement, to indemnify and hold Company, its parent corporation and their respective officers, agents and employees harmless from and against all loss or damage, liability, cost and expense arising in contract, tort or otherwise out of, in connection with, in relation to, or as a result of a violation of this Agreement by Franchisee and from all claims and damages, causes of action or suits asserted by any third person, firm, corporation or government entity caused by, resulting from or in any way arising or growing out of or in connection with the operation of Franchisee's business which is the subject of this Agreement or otherwise (including the use by Franchisee of the System, the Marks, the Machines, or the operation of any other business conducted by Franchisee).


11.  INSURANCE

         It is understood and agreed that the protection of the goodwill of the System and the Marks and the financial security of Franchisee and Company requires the existence of public liability insurance coverage for Franchisee. Franchisee therefore shall procure and maintain in full force and effect Commercial General Liability insurance coverage (including premises/operations coverage, products/completed operations coverage and contractual liability coverage) and comprehensive Motor Vehicle Liability insurance coverage (including hired and non-owned motor vehicle coverage) in the name of Franchisee, with Company named as an Additional Insured, at Franchisee's sole cost and expense in no less than the following amounts:

         Bodily Injury            $500,000 each person
                                  $500,000 each occurrence

         Property Damage          $250,000 each occurrence
                                    or
         A single limit policy    $500,000 each occurrence
         in the amount of no
         less than

Franchisee shall furnish Company at any time upon Company's request certificates evidencing such insurance containing an endorsement that the policy may not be cancelled without thirty (30) days' advance written notice to Company.

12.  TERMINATION BY FRANCHISEE

         This Agreement may be terminated by Franchisee at any time during the term of this Agreement by delivery of written notice of termination (which shall be irrevocable) to Company sixty (60) days before the effective date of such termination. If Franchisee abandons the franchise granted herein by failing to conduct the business franchised hereunder for any continuous period of 10 or more days (except as caused by strike, casualty or Acts of God), this Agreement shall expire automatically by mutual consent on the tenth day after Franchisee ceased or suspended operation. Immediately upon such termination or expiration, Franchisee shall comply with the post-termination or expiration provisions of Paragraph 13 of this Agreement.


13.  TERMINATION BY COMPANY

         To the extent permitted by law, this Agreement may be terminated by Company for cause upon sixty (60) days' notice (or such longer period of notice as shall be required by applicable law) to Franchisee as hereinafter provided. Although not limited to such, any of the following acts of default by Franchisee to the extent permitted by applicable law shall be cause for termination of this Agreement by Company:


    (a) If any monies payable by Franchisee to Company pursuant to this Agreement or otherwise are not paid in full as and when due. In addition, and to the extent permitted by law, Company shall have the right and option to charge and Franchisee shall pay a delinquency fee on any sums not paid when due at the rate of 1.5% per month on the unpaid balance due until paid in full.

    (b) If there shall be filed by or against Franchisee, in any court, a petition in bankruptcy, or for reorganization or relief under any provision of the Federal Bankruptcy Act, or if a receiver or trustee of the business of the Franchisee is appointed, or if an attachment or writ is issued against the Franchisee which affects the business of the Franchisee, and such receivership, trusteeship, attachment or writ shall not be dissolved or discharged within thirty (30) days from the date of filing thereof, or if Franchisee shall be adjudicated bankrupt or insolvent or shall make an assignment for the benefit of creditors.

    (c) If Franchisee or its principal shareholder is convicted of any felony.

    (d) If there is a lapse of insurance, or nonpayment of insurance premiums therefor, as required in Paragraph 11 hereof.

    (e) If Franchisee fails to use its best efforts in developing and promoting the sales of Services in the Territory.

    (f) If Franchisee makes or attempts to make a transfer, in violation of Paragraph 14, of an interest in this Agreement or of an ownership interest in Franchisee.

    (g) If Franchisee should use or advertise any of the Marks except in accordance with Company's prescribed methods of use or advertisement thereof.

    (h) In the event Franchisee performs Services outside the Territory; except that Franchisee may perform Services in the Territory of another franchisee only as a subcontractor to the other franchisee for a particular job which is billed by the other franchisee.

    (i) If Franchisee defaults in the performance of any other provision of this Agreement whether or not listed in this Paragraph 13.

    Company shall notify Franchisee in writing of the acts or conduct constituting cause for termination of this Agreement. Franchisee shall have thirty (30) days after receipt of such notice to cure to the reasonable satisfaction of Company any such default which, upon cure, shall have the effect of voiding such notice of termination. In the event Franchisee is in default hereunder and Company has previously delivered a notice of default to Franchisee two (2) times in any consecutive six (6) month period, whether cured or not, Company, in addition to any other rights or remedies it may have, shall have the right and option to terminate this Agreement forthwith without further notice to Franchisee. Notice of termination may be delivered together with or at any time after a notice of default, subject to an applicable right (if any) to cure the noted default(s). Notices under this Paragraph are effective when sent in accordance with Paragraph 18.

    Upon termination of this Agreement by Company pursuant to this Paragraph 13, Company shall repurchase from Franchisee at a fair market value at the time of termination any unused cable, part, equipment and supplies (other than expendable supplies such as stationery, invoices and business cards) which Franchisee purchased from Company; provided, that Company may offset against payment of such repurchase price any and all amounts owed by Franchisee to Company. Immediately upon termination or expiration of this Agreement, either under the provisions of this Paragraph or those of Paragraph 12, Franchisee shall cease using the System and shall cease using or displaying the Marks and shall discontinue any representation or suggestion, either directly or indirectly, that it is or was formerly a franchisee or authorized user of the System or the Marks. Franchisee shall also immediately cancel any fictitious name filing using any of the Company's service marks or trademarks, including the "Roto-Rooter" mark or any name or mark confusingly similar thereto. Upon termination or expiration of this Agreement, Franchisee shall promptly remove the Marks from the Machines and all other items of property in the possession of Franchisee. If Franchisee disposes of a Machine, vehicle or other equipment to anyone other than another Roto-Rooter franchisee, Franchisee shall remove all Marks from the Machine before such disposition; if a Machine, vehicle or other equipment is transferred to an employee for continued use in the franchised business, Franchisee shall condition such transfer on the employee's obligation to remove the Marks before making any further disposition thereof (except to Franchisee or another Roto-Rooter franchisee).



14.  ASSIGNMENT OF RIGHTS BY FRANCHISEE

    (a) Franchisee shall not sell, assign, transfer, delegate, pledge, grant a security interest in, or encumber this Agreement or any right or interest herein or hereunder, or transfer or allow the direct or indirect transfer of any ownership interest in Franchisee, or suffer or permit any such sale, assignment, transfer or encumbrance to occur by operation of law, without the prior written consent of

Company. Franchisee shall not grant a lien or security interest in this Agreement or any interest herein without Company's prior written consent, which shall not be unreasonably withheld but may be conditioned upon Franchisee's guarantee of the transferee's performance of this Agreement. Any sale, transfer, assignment or encumbrance of this Agreement or of any rights herein or hereunder, or in Franchisee except in accordance with the terms and conditions as hereinafter provided, constitutes a breach of this Agreement and shall permit Company to terminate this Agreement forthwith.

    (b) On condition that Franchisee is not in default hereunder, Company shall not unreasonably withhold or delay its written consent to a proposed transfer governed by Paragraph 14(a).

    (c) As an express condition to obtaining the written consent of Company, Franchisee must furnish to Company:

    (i) True and complete copies of the proposed sale, assignment, transfer, delegation or other agreement, in the final and complete form in which it is to be signed by both parties thereto, pursuant to which such sale, assignment, transfer or encumbrance is proposed to be made.

    (ii) Information concerning the proposed purchaser, assignee or transferee which establishes to the satisfaction of Company that such party is qualified and has the resources necessary to be a successful franchisee of Company and has no legal or business interest that conflicts or potentially conflicts with the interests of Company or the Roto-Rooter System. Company will not disapprove a transfer to a plumber merely because the proposed transferee is a plumber.

    (iii) An agreement by the proposed purchaser, assignee or transferee, in form and substance satisfactory to Company, under the terms of which the proposed purchaser, assignee or transferee assumes all obligations of Franchisee pursuant to Franchisee's outstanding service guarantees and agrees to honor and fulfill all such guarantees for all customers involved.

    (iv) A Release Agreement, on a form furnished by Company and signed by Franchisee, under which Franchisee releases all claims which Franchisee may then or in the future have against Company or its agents, employees or licensees which arise out of or which result from this Agreement.

    (v) An administrative fee in an amount equal to 1-1/2% of the total sale price, but in no event less than $400 or more than $3,000. For purposes of this paragraph, "total sale price "means the present value (discounted at 10% per annum) of all consideration exchanged including but not limited to debt assumed, covenants not to compete, consulting agreements or the equivalent for all of the assets transferred except interests in real estate.

    (vi) A counterpart to the Guaranty at the foot of this Agreement signed by each principal shareholder of the new franchisee if it is a corporation.





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
   (d) Upon the death of Franchisee, or of a majority stockholder of Franchisee if Franchisee is a corporation, all rights under this Agreement will inure to the benefit of the person or persons who are entitled to receive a distribution of all or a portion of Franchisee's (or such majority stockholder's) rights under this Agreement pursuant to Franchisee's (or such majority stockholder's) Last Will and Testament or, if Franchisee dies intestate, pursuant to the laws of descent and distribution of the State having primary jurisdiction over Franchisee's (or such majority stockholder's) estate, such person or persons being hereinafter referred to as "heirs". The heirs may then continue to operate the business contemplated in this Agreement provided they meet the requirements of subparagraphs (b) and (c) above, or, in the alternative, the heirs may sell, assign and transfer all of their rights pursuant to this Agreement provided they comply with above provisions relating to a sale, transfer or assignment of this Agreement by Franchisee.
The heirs must use their best efforts to conclude the probate or transfer this Agreement.


15.  RIGHT TO RENEW FRANCHISE

   (a) On the expiration of this Agreement and provided Franchisee is not then in default under the terms of this Agreement, Company shall offer Franchisee the right to enter into a new franchise agreement with Company upon the terms and conditions as then offered to other franchisees whose franchise agreements are being renewed. Company further reserves the right to make reasonable revisions of the terms of its future franchise agreements (including renewals hereof) as it deems appropriate.


   (b) The new franchise agreement will be mailed by Company to the last known address of Franchisee by ordinary or such certified mail as Company may determine, at least sixty (60) days prior to the expiration of this Agreement, and Franchisee will have until the expiration date of this Agreement to accept the new franchise agreement and return fully executed copies thereof to Company.


16.  OWNERSHIP, MANAGEMENT AND COVENANT NOT TO COMPETE

   Company has entered into this Agreement in reliance upon the representation of Franchisee that during the term of this Agreement the following persons will be the owners and in active and full-time charge of the business of Franchisee conducted pursuant to the terms of this Agreement:

Name and Address                                   Ownership Percentage Title

_______________________________________________________________________________
_______________________________________________________________________________
_______________________________________________________________________________
_______________________________________________________________________________

   Franchisee expressly acknowledges and agrees that Company has developed and established extensive goodwill in the System and the Marks and that in order to protect such goodwill, together with the other legitimate business interests of Company, Franchisee, including, if appropriate, each of its owners as listed above, agrees that during the term of this Agreement he will not, directly or indirectly, whether as an owner, sole proprietor, partner, stockholder, consultant, employee, agent or otherwise, engage in, assist, or have any financial interest in any other business entity which is engaged in the residential sewer, drain and pipe cleaning services business within the Territory and, to the extent permitted by law, within the counties (or parishes) in or adjacent to such Territory.


17.  COMPLIANCE WITH LAWS

   Franchisee shall be solely responsible for the conduct of its business and for compliance with all laws, statutes, ordinances, orders or codes of any public or governmental authority pertaining to Franchisee and its business operated pursuant hereto and for the payment of all taxes, permits, licenses and registration fees and other charges or assessments arising out of the establishment and operation of Franchisee's business.


18.  NOTICE

   Any notice given pursuant to this Agreement is effective and sufficient (whether or not actually received) if in writing and personally delivered, or deposited in the United States mail, registered or certified, postage prepaid, or if by wire or cable, when placed with a telegraph or cable company for transmission, or by facsimile or overnight express carriers, duly addressed as follows:

   If to Company:                        Roto-Rooter Corporation
                                         300 Ashworth Road
                                         West Des Moines, Iowa 50265
                                         Attention:  President


                   and a copy to:        Chemed Corporation
                                         2600 Chemed Center
                                         Cincinnati, Ohio 45202-4726
                                         Attention:  Secretary
   If to Franchisee:

            At the address as set forth on Page One.

   Any party may change the address to which notices are to be sent by notifying the other party hereto in the manner as hereinabove provided.


19.  SEVERABILITY

   If any part or provision of this Agreement is held or declared invalid by a court of competent jurisdiction, such holding or declaration shall affect only that particular part or provision of this Agreement and all other parts or provisions of this Agreement shall continue in full force and effect.

20.  GENERAL PROVISIONS

         Headings in this Agreement are inserted solely for the purpose of convenience of reference and are not to be construed as part of the Agreement.

         This Agreement, when accepted in West Des Moines, Iowa, by an authorized officer of Company, constitutes the entire Agreement and understanding between the parties and no other representation, promise or agreement, oral or otherwise, shall be of any force or effect.

         This Agreement sets forth the entire agreement and understanding of the parties in respect of the transactions contemplated hereby and supersedes all prior agreements, arrangements and understandings related to the subject matter hereof. No representation, promise, inducement or statement of intention has been made by Company or Franchisee which is not embodied in this Agreement. Neither Company nor Franchisee has relied upon, or shall be bound by or liable for, any alleged representation, promise, inducement or statement of intention not so set forth.

         This Agreement may be assigned in its entirety by Company to its parent corporation, any corporation affiliated with either Company or its parent corporation or to any successor in interest to the business of Company. All terms, covenants, representations, warranties and conditions of this Agreement shall be binding upon, inure to the benefit of and be enforceable by, the parties hereto and their respective successors and permitted assigns.

         The parties stand hereunder solely in the relationship of licensor and licensee. The parties are not and shall not be regarded as fiduciaries and this Agreement does not create any relationship of special trust and confidence. Franchisee is not and shall not hold itself out as the agent, employee or partner of the Company.



         Subject to Paragraphs 12 and 13 above, this Agreement may be amended, modified, superseded or cancelled and any of the terms, covenants, representations, warranties or conditions hereof may be waived only by a written instrument executed by both Company and Franchisee. The failure of either party at any time or times to require performance of any provisions hereof shall in no manner affect its right at a later time to enforce the same. No waiver by either party of any condition or breach of any term, covenant, representation or warranty contained in this Agreement, whether by conduct or otherwise, in any one or more instances shall be deemed to be or construed as a further or continuing waiver of any such condition or breach or a waiver of any other condition or breach of any other term, covenant, representation or warranty of this Agreement.

  IN WITNESS WHEREOF, the parties have executed or caused this Agreement to be duly executed, all as of the day and year first above written.

                                ROTO-ROOTER CORPORATION



                                By _________________________________________
                                   (Signature and Title) -- Authorized Officer

If Franchisee is an Individual:

  Franchisee:

_______________________________
Name

If Franchisee is a Partnership:

  Franchisee:

________________________________
  Partner, jointly and severally

________________________________
  Partner, jointly and severally


If Franchisee is a Corporation:

  Franchisee:

________________________________
  Name of Corporation

By______________________________
  Authorized Officer

________________________________
  Title

                                    GUARANTY
                                    --------


To Be Executed By Principal Stockholder(s) If Franchisee Is a  Corporation.

    The undersigned, principal stockholder(s) of the above Franchisee, for value received, hereby absolutely and unconditionally guarantee(s) full performance and payment when due of all of Franchisee's obligations to Company pursuant to the above Agreement.



                                        ___________________________________

                                        ___________________________________

                                        ___________________________________